SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5. Other Events and Regulation FD Disclosure.

On April 21, 2004 the Registrant issued a press release announcing the initiation of a Phase I study of CG53135 for oral mucositis (OM) in cancer patients undergoing bone marrow transplantation (BMT). This study in BMT patients complements the first Phase I study in colorectal cancer patients since CG53135 is being investigated for the prevention of OM in patients with solid tumors, such as colorectal cancer, as well as in patients with hematologic tumors, such as the ones that require BMT.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated April 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: April 21, 2004	By:	/s/ Elizabeth A. Whayland
	Name:	Elizabeth A. Whayland
	Title:	Vice President of Finance and Corporate Secretary